UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2014 (October 21, 2014)
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PHILLIPS EDISON - ARC GROCERY CENTER REIT II, INC.
(Exact name of registrant as specified in its charter)
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Maryland	333-190588	61-1714451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition Assets.

Point Loomis

On October 21, 2014, Phillips Edison - ARC Grocery Center REIT II, Inc. (the “Company”) purchased, through an indirect wholly-owned subsidiary, a fee simple interest in a grocery-anchored shopping center containing 160,533 rentable square feet located on approximately 14 acres of land in Milwaukee, Wisconsin (“Point Loomis”) for approximately $10.4 million, exclusive of closing costs. The Company funded the purchase price with proceeds from its offering. Point Loomis was purchased from JDN Realty Corporation, a Maryland corporation, which is not affiliated with the Company, its advisor or its sub-advisor.

Currently, Point Loomis is 100% leased to three tenants. Pick ‘n Save, a regional market-leading grocery store chain, occupies 76,129 rentable square feet at Point Loomis, and Kohl’s occupies 80,731 rentable square feet. Based on the current condition of Point Loomis, the Company’s management does not believe that it will be necessary to make any significant renovations or improvements to the property. The Company’s management believes Point Loomis is adequately insured.

Hilander Village

On October 24, 2014, the Company purchased, through an indirect wholly-owned subsidiary, a fee simple interest in a grocery-anchored shopping center containing 125,712 rentable square feet located on approximately 11.05 acres of land in Roscoe, Illinois (“Hilander Village”) for approximately $9.3 million, exclusive of closing costs. The Company funded the purchase price with proceeds from its offering. Hilander Village was purchased from DDR-SAU Roscoe Hononegah, LLC, a Delaware limited liability company, which is not affiliated with the Company, its advisor or its sub-advisor.

Currently, Hilander Village is 86.6% leased to 13 tenants. Schnuck’s, a regional market-leading grocery store chain, occupies 78,388 rentable square feet at Hilander Village. Based on the current condition of Hilander Village, the Company’s management does not believe that it will be necessary to make any significant renovations or improvements to the property. The Company’s management believes Hilander Village is adequately insured.

Milan Plaza

On October 24, 2014, the Company purchased, through an indirect wholly-owned subsidiary, a fee simple interest in a grocery-anchored shopping center containing 61,357 rentable square feet located on approximately 14.83 acres of land in Milan, Michigan (“Milan Plaza”) for approximately $2.3 million, exclusive of closing costs. The Company funded the purchase price with proceeds from its offering. Milan Plaza was purchased from DDR-SAU Roscoe Hononegah, LLC, a Delaware limited liability company, which is not affiliated with the Company, its advisor or its sub-advisor.

Currently, Milan Plaza is 84.3% leased to five tenants. Kroger, a market-leading grocery store chain, occupies 41,066 rentable square feet at Milan Plaza. Based on the current condition of Milan Plaza, the Company’s management does not believe that it will be necessary to make any significant renovations or improvements to the property. The Company’s management believes Milan Plaza is adequately insured.

Item 8.01. Other Events.

Press Release

On October 27, 2014, the Company issued a press release announcing its acquisition of Point Loomis, Hilander Village and Milan Plaza. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Description
99.1	Press Release dated October 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON - ARC GROCERY CENTER REIT II, INC.

Dated: October 27, 2014	By:	/s/ R. Mark Addy
R. Mark Addy
Co-President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.    Description

99.1	Press Release dated October 27, 2014